Exhibit 99.1

Spirit MTA REIT Announces Closing of Sale of Assets to Hospitality Properties Trust

- Terminates Previous Asset Management Agreement and Enters into Interim Asset Management Agreement at Meaningfully Reduced Annual Fee -

Dallas, TX, SEPTEMBER 20, 2019 — Spirit MTA REIT (NYSE: SMTA) (“SMTA” or the “Company”) announced today that the Company has completed its previously announced sale of assets to Hospitality Properties Trust (“HPT”) (NASDAQ: HPT). The Company also successfully recovered all amounts owed under the Shopko B-1 Term Loan, and on September 12, 2019, closed on the sale of its PwC property for net proceeds of $1.9 million.

“We are very pleased to announce the completion of our transaction with HPT, the key step in our ongoing strategic process,” stated Ricardo Rodriguez, President and Chief Executive Officer of SMTA. “We will continue to market our remaining assets for sale, with the goal to maximize shareholder value promptly and in the most efficient manner. We look forward to completing the sale of our Academy asset soon, and thereafter in conjunction with our board will make distributions and begin our liquidation process.”

Mr. Rodriguez continued, “We thank the entire team at Spirit Realty Capital for their tireless effort along with that of our board of trustees and advisors who provided sage advice, which contributed to the successful transaction. We thank the team at HPT for a well-coordinated and collaborative effort. Importantly, we thank our investors who supported us with their capital along the way, and who approved this course of action for our company. We will continue communicating important milestones as they are reached in this ongoing process.”

In connection with the closing, all of the then-outstanding notes collateralized by the assets of the Company’s Master Trust 2014 were redeemed in full. In addition, we repurchased the $150 million of the Company’s preferred shares held by a subsidiary of Spirit Realty Capital, Inc. (“Spirit”). The Company also terminated and paid the contractual termination fee of approximately $48.2 million under the Company’s existing asset management agreement with a subsidiary of Spirit. The Company has also called for redemption of all of the outstanding preferred shares of its SubREIT subsidiary. After taking into account the redemption of all preferred shares and termination payments, closing adjustments relating to the transaction with HPT, transfer and withholding taxes, and fees and other associated expenses with the sale, the Company received net proceeds of approximately $241 million from the HPT transaction.

Going forward, the Company (or the liquidating trust expected to be established) will receive management services in connection with its wind down from a subsidiary of Spirit under an interim asset management agreement. Under this agreement, SMTA will pay a significantly reduced annual fee of $1 million during an initial one-year term (increasing to $4 million for any annual renewal period thereafter), plus certain cost reimbursements. This agreement will be terminable at any time by SMTA (or the liquidating trust) and after the initial one year by Spirit, in each case without payment of a termination fee.

The Company anticipates that in early October the Board of Trustees will declare a cash distribution for payment in late October to shareholders of the Company. At some point thereafter, as determined by the Board of Trustees, in accordance with the Plan of Voluntary Liquidation previously approved by the Board of Trustees and shareholders, the Company will terminate its existence and transfer all of its remaining assets (including remaining cash) to a liquidating trust, which will assume all of the Company’s remaining obligations and liabilities.

In connection with the establishment of a liquidating trust, the Company’s outstanding shares will be cancelled (and will no longer be transferrable) and each shareholder will receive one share of a common beneficial interest in the liquidating trust for each share of the Company that shareholder owned immediately prior to the Company’s termination. Remaining net proceeds received from the sale of the Company’s assets (after paying costs and expenses and satisfying remaining liabilities and obligations) will be distributed by the liquidating trust to the holders of shares of common beneficial interests in the liquidating trust. The shares of common beneficial interest in the liquidating trust shall not be transferable (except by will, intestate succession or operation of law). The amount and timing of the expected cash distribution and the timing of the termination of the Company’s existence is subject to approval by the Board of Trustees in its sole discretion. The Company intends to provide shareholders with further information regarding the foregoing, including the expected date of the Company’s termination, in due course.

ABOUT SPIRIT MTA REIT

Spirit MTA REIT (NYSE:SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA is managed by a wholly-owned subsidiary of Spirit Realty Capital, Inc. (NYSE:SRC), one of the largest publicly traded triple net-lease REITs.

More information about Spirit MTA REIT can be found on the investor relations page of the Company’s website at www.spiritmastertrust.com.

Investor Contact:

Spirit MTA REIT

(972) 476-1409

smtainvestorrelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; Spirit MTA REIT’s ability or our counterparties’ ability to satisfy conditions to closing, including obtaining required third party consents, and complete the proposed transactions; Spirit MTA REIT’s dependence on its external manager, a subsidiary of Spirit Realty Capital, Inc., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit MTA REIT’s properties, potential illiquidity of Spirit MTA REIT’s remaining real estate investments not included in the sale to HPT, and uncertainty related to the timing, amount, interest and market value of such remaining investments, condemnations and potential damage from natural disasters); the financial performance of Spirit MTA REIT’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit MTA REIT or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain Spirit MTA REIT’s status as a REIT under the Internal Revenue Code of 1986, as amended; and other additional risks discussed in Spirit MTA REIT’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K and the definitive proxy statement filed by Spirit MTA REIT with the SEC on August 5, 2019. Spirit MTA REIT expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.